Exhibit 10.4

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is entered into as of the    17    day of   October   2017 (the “Effective Date”), by and between   finfora Inc   (the “Company”) having its principle place of business at 175 SW 7th Street, Suite 1800, Miami, FL 33130, and 86 Trinity Advisors LLC (the “Advisor”), having its principle place of business at 235 Stonebridge Drive, Nashua, NH 03063.

IN CONSIDERATION of the following mutual terms, covenants and conditions, the parties agree as follows:

1.

Scope of Engagement.  The Company hereby engages Advisor to act as its strategic, financial compliance and capital markets advisor.  The scope of the engagement shall include the following activities:

a.

Acting Chief Financial Officer (“CFO”) Advisory Services:

i.

Financial and accounting services, including assisting with the preparation and compilation of the consolidated financial statements of the Company and its subsidiaries and its reports filed with the U.S. Securities & Exchange Commission and any stock exchange on which the Company’s securities are listed;

ii.

Coordination with independent accountants and management of quarterly review and annual audit procedures;

iii.

Oversight of finance and accounting staff to evaluate internal controls and procedures and recommendations for improvement;

iv.

Assist in the preparation of forecasting models;

v.

Advise and assist in the development and execution of strategic business plans;

vi.

Advise in the evaluation and recruitment of permanent CFO candidates and other key finance and accounting personnel; and

vii.

Generally assist with other financial, accounting and business strategy matters.

b.

Capital Markets Advisory Services:

i.

Assistance in the development and execution of strategic development plans;

ii.

Assistance in the development and execution of restructuring, turnaround and workout plans;

iii.

Negotiations with current investors and proposed investors for purposes of restructuring current capital structure and assist in future financing scenarios

iv.

Investor relations and public relations advisory services; and

v.

Other strategic advisory services as requested by the Company.

The Company shall ensure that a senior manager or executive be designated as the Company’s principal executive officer and principal accounting officer for purposes of complying with all required securities regulations and certifications of financial statements, including but not limited to: (i) certification of principal executive officer and principal accounting officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, (ii) certification of principal executive officer and principal accounting officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and (iii) any other certifications or representations required by the Sarbanes-Oxley Act of 2002 or regulations of the Securities and Exchange Commission.

The Company shall cooperate fully with Advisor to facilitate Advisor’s performance of the Advisory Services.  Advisor shall work with management in providing the Advisory Services and will report directly to the Board of Directors or Board designee.

2.

Company Information.  The Company shall cooperate fully with Advisor in connection with its development and execution of strategic, operational and financial plans for the Company and shall provide Advisor with such information concerning the Company as Advisor deems necessary or appropriate for performance of the Advisory Services (collectively, the “Information”).

a.

Advisor shall keep in confidence and shall not, without the Company's consent, disclose to any person (except its own counsel or as such counsel has advised is required by applicable law) any non-public Information furnished by the Company to Advisor.

b.

All Information provided by the Company shall be accurate and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.  Advisor does not assume responsibility for the accuracy or completeness of the Information, including but not limited to any disclosure materials related to the Advisory Services.  The Company acknowledges and agrees that Advisor will rely primarily on the Information and on information available from generally recognized public sources in performing the Advisory Services hereunder, without having independently verified the same.

3.

Compensation.  The Company shall compensate the Advisor as follows:

a.

The Company shall pay Advisor a cash retainer fee of $ 5 ,000.00 per month as compensation for the above services. The retainer fee shall be payable monthly in advance on the first day of each month.

2.

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b.

Additional Advisory Services Fee. The Company shall pay Advisor a cash fee based on either a rate of $250 per hour, or a fixed fee per project mutually agreed upon by the parties, as compensation for any Additional Advisory Services that Company may request which is outside of the Scope of Engagement as set forth in Section 1 of this Agreement. The Additional Advisory Services include, but are not limited to (i) detailed due diligence in connection with merger and acquisition activities; (ii) assistance with the preparation of registration statements pursuant to the Securities Act of 1933 and related communications with the Securities Exchange Commission; and (iii) compliance with the provisions of Sarbanes Oxley, if and when applicable, including the documentation of internal control systems and related audit of the aforementioned systems.  The Advisory Services Fee shall be payable upon receipt by the Company of the Advisors invoice.

c.

Common Stock Purchase Warrant.  The Company shall issue to the Advisor a common stock purchase warrant (the “Warrant”) equal to 1% of the shares outstanding, at a price of $0.10 vested as follows; 1/3 at effective date of S1, 1/3 12 months after listing, 1/3 24 months after listing.

Merger & Acquisition Fees.  If the Company requests Advisor to engage in a search for potential acquisition candidates, or commences a transaction to acquire a candidate presented by the Advisor, the Company agrees to negotiate in advance with Advisor a transaction fee having terms, conditions and compensation customary for such a transaction. Additionally, if the Company requests Advisor to assist in performance of due diligence in connection with any contemplated Merger & Acquisition activity, including but not limited to Reverse Take-Over transactions, the Company and Advisor shall negotiate mutually agreeable hourly or fixed fee for performance of due diligence activities.

3.

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4.

Expenses.  The Company shall pay all reasonable out-of-pocket costs and expenses, including travel related costs, lodging and third-party reimbursable costs, incurred by Advisor in carrying out its duties and obligations pursuant to the provision of this Agreement, provided all costs and expense must be approved by Company, either orally or in writing prior to Advisor’s incurrence of the same.

5.

Indemnification.  The Company shall indemnify Advisor and its affiliates and their respective directors, officers, employees, agents, and controlling persons (Advisor and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages, and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of any of the Advisory Services contemplated by this Agreement or the engagement of Advisor pursuant to, or the performance by Advisor of the services contemplated by, this Agreement and shall reimburse each Indemnified Party for all expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising there from, whether or not such Indemnified Party is a party to such action or proceeding.  Notwithstanding the foregoing, the Company shall not be liable for indemnification under this paragraph to the extent that any such loss, claim, damage, or liability is determined in a final judgment by a court of competent jurisdiction to have resulted from Advisor’s bad faith or gross negligence.  Furthermore, the Company shall seek to include Advisor and its agents as an insured party in the Company’s Director and Officer insurance policy.  The Company shall be indemnified by Advisor if liability is based upon Advisor’s bad faith or gross negligence.

6.

Term and Termination.

a.

Term.  The Term shall commence on the Effective Date and shall continue on a month-to-month basis until terminated in accordance with Section 6.b.

b.

Termination.  Either Party may terminate this Agreement at any time upon ninety (90) days prior written notice to the other Party.  The provisions of Sections 2, 3, 4, 5, 9, 11 and 14 shall survive any such termination.

7.

Independent Contractor.  Advisor is an independent contractor and nothing in this Agreement creates the relationship of partnership, joint venture, sales agency or principal and agent, and neither party is the agent of the other, and neither party may hold itself out as such to any other party, and Advisor has no power or authority in any way to bind the Company contractually.  Advisor shall be free to manage and control its business as it sees fit without the management, control or assistance of Implant, except as otherwise prescribed herein.

8.

Opinions, Advice and Warranties.  All opinions and advice, whether written or oral, rendered by Advisor to the Company pursuant to this Agreement are intended solely for the Company’s benefit and use in considering the strategic alternatives available to the Company in developing and executing strategies for the restructuring, turnaround, workout, or other disposition of the Company.  No such opinions or advice may be disclosed to

4.

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third parties without Advisor’s prior written consent.  Advisor does not warrant or guarantee that the acknowledgement, implementation or other use of any of the opinions or advice provided by the Advisor as a result of the Advisory Services will result in any specific outcome desired by the Company and Company further indemnifies Advisor as to any actions brought against the Company, its management, its directors or its advisors and consultants by third-parties, including but not limited to the Company’s shareholders.

9.

Mutual Representations and Warranties.  Each of the Parties hereby represents and warrants to the other that:

a.

it is a duly and validly organized and existing corporation in good standing, in the case of the Company under the laws of the   Delaware  , and in the case of the Advisor, under the laws of the State of Wyoming, and that it or its affiliates that may be performing its obligations under this Agreement are legally qualified to do business in each jurisdiction in which this Agreement may be performed and its activities hereunder requires such qualification;

b.

the performance of this Agreement and the consummation of the transactions or services contemplated herein will not result in any breach or violation of any terms or provisions of, or constitute a default under, its Certificate of Incorporation or Articles of Incorporation, as applicable, or By-Laws, or other organizational documents, or any material agreement or instrument to which it is a party, by which it is bound, or to which any of its property is subject; and

c.

all requisite corporate action has been taken for the due authorization, execution, delivery, and performance of this Agreement.  This Agreement will constitute a legal binding obligation, enforceable against such Party, in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally.

10.

Force Majeure.  The performance of the parties hereunder shall not be subject to force majeure and acts of God, including but not limited to insurrections, riots, wars, explosions, governmental acts, acts of terrorism, epidemics, failure of contractors to perform, strikes, fires, accidents, inability to obtain required materials or supplies or qualified labor, and any applicable law, regulation or restriction of any federal, state or local governmental entity or instrumentality. Nothing herein shall, however, relieve the Company of its obligation to make the payments to Advisor required hereunder at the times and in the manner specified.

11.

Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt request, postage prepaid to the parties hereto at their addresses.  Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

5.

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12.

Publicity.  Except as is necessary for governmental notification purposes or to comply with applicable laws and regulations or to enforce their respective rights under this Agreement, and except as otherwise agreed to by the Parties hereto in writing, the Parties shall (a) keep the material terms of this Agreement confidential and (b) agree upon the text and the exact timing of any press release or public announcement relating to the transactions contemplated by this Agreement.

13.

Currency.  Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

14.

Miscellaneous.

a.

Assignment and Delegation.  This Agreement shall not be assignable by Advisor nor shall the performance of the duties of Advisor hereunder be delegable nor shall this Agreement inure to the benefit of any successor, assignee, sub-licensee, trustee or other representative of Advisor, without the prior written consent of the Company, which Company may withhold in its sole discretion.  Any purported attempted assignment hereof without such written consent, either voluntary or by operation of law, shall be void and of no force and effect.  This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

b.

Choice of Law, Arbitration.  This Agreement shall be deemed to have been made in the State of New York, and shall, for all purposes, be governed by and construed under the laws thereof without regard for choice of law provisions.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  Advisor hereby consents to the jurisdiction of, and venue in, the courts of the State of New York and the United States Federal District Court.

c.

No Waiver.  No waiver by either party of any breach or default of any of the covenants or agreements herein contained shall be deemed a waiver as to any subsequent or similar breach or default.  No right or remedy herein conferred upon either party is exclusive of any other right or remedy herein or by law or in equity provided or permitted.

d.

Severability.  This Agreement is divisible, and in the event that any provisions herein are held to be invalid, the remaining portions of this Agreement shall remain in full force and effect.

e.

Attorney’s Fees.  In the event of any controversy or claim or dispute between the parties hereto arising out of or relating to this Agreement or any purchase orders provided for herein, or the breach thereof, the prevailing party shall be

6.

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entitled to recover, from the losing party, reasonable attorneys' fees, expenses and costs.

f.

Entire Agreement, Amendment.  This Agreement and the documents specifically provided for herein include the entire transaction between the parties hereto and shall not be changed or amended in any respect unless in writing and signed by the parties hereto.

g.

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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7.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

86 Trinity Advisors, LLC

By:  /s/ David C. Volpe

Name:  David C. Volpe

Title:  Managing Member

COMPANY

By:  /s/ Michael Mildenberger

Name:  Michael Mildenberger

Title:  CEO

8.

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